As filed with the Securities and Exchange Commission on June 29, 2012

 REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0077155
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

73 High Street
Buffalo, New York 14203
(Address of Principal Executive Offices) (Zip Code)

CLEVELAND BIOLABS, INC. EQUITY INCENTIVE PLAN
(Full title of the plan)

Yakov Kogan
Chief Executive Officer
Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
(716) 849-6810
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  Check one:

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee(3)
Common Stock, par value $0.005 per share	3,000,000	$1.59	$4,770,000	$547

(1)
Represents additional shares of common stock reserved for issuance under the Cleveland BioLabs, Inc. Equity Incentive Plan, pursuant to the Second Amendment to Cleveland BioLabs, Inc. Equity Incentive Plan, effective June 13, 2012.

(2)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)
This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act.  The offering price of $1.59 represents the average of the high and low prices, as reported on the NASDAQ Capital Market, for Cleveland BioLabs, Inc. on June 28, 2012.

ii

INTRODUCTION

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Cleveland BioLabs, Inc. Equity Incentive Plan (the “Plan”) is effective. An amendment to increase the maximum number of shares of common stock reserved for issuance under the Plan was approved at the 2012 annual meeting of stockholders on June 13, 2012, as reported on the Current Report on Form 8-K filed on June 15, 2012.  In accordance with General Instruction E to Form S-8, Cleveland BioLabs, Inc. (the “Registrant”) incorporates by reference the contents of the Registrant's registration statement on Form S-8, File No. 333-140687, filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2007, the Registrant's registration statement on Form S-8, File No. 333-150542, filed with the Commission on April 30, 2008, and the Registrant’s registration statement on Form S-8, File No. 333-167415, filed with the Commission on June 9, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which is incorporated herein by reference.

SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 29th day of June, 2012.

CLEVELAND BIOLABS, INC.

By	/s/ Yakov Kogan
Yakov Kogan
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Yakov Kogan and C. Neil Lyons, and each of them singly, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Cleveland BioLabs, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yakov Kogan	Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2012
Yakov Kogan

/s/ C. Neil Lyons	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2012
C. Neil Lyons

/s/ James Antal	Director	June 29, 2012
James Antal

/s/ Paul DiCorleto	Director	June 29, 2012
Paul DiCorleto

/s/ Andrei Gudkov	Director	June 29, 2012
Andrei Gudkov

/s/ Bernard L. Kasten	Director	June 29, 2012
Bernard L. Kasten

/s/ Michael Fonstein	Director	June 29, 2012
Michael Fonstein

/s/ David Hohn	Director	June 29, 2012
David Hohn

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Cleveland BioLabs, Inc. Equity Incentive Plan (Incorporated by reference to Proxy Statement on Schedule 14A filed on April 1, 2008).

10.2	First Amendment to Cleveland BioLabs, Inc. Equity Incentive Plan (Incorporated by reference to Form 8-K filed on June 9, 2010).

10.2	Second Amendment to Cleveland BioLabs, Inc. Equity Incentive Plan (Incorporated by reference to Form 8-K filed on June 15, 2012).

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

23.2	Consent of Meaden & Moore, Ltd.

24.1	Power of Attorney of the Directors and Officers of the Registrant (included in signature pages).